Exhibit 99.1

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CONTACT:
The Management Network Group, Inc.        or         Brainerd Communicators
Janet Hall                                           Olga Shmuklyer (Media)
Janet.Hall@tmng.com                                  shmuklyer@braincomm.com
800.876.5329                                         Corey Kinger (Investors)
                                                     kinger@braincomm.com
                                                     212.986.6667


                 TMNG GLOBAL RECEIVES ANTICIPATED NASDAQ NOTICE
                 OF NON-COMPLIANCE; REQUESTING HEARING TO APPEAL


Overland Park, KS - November 20, 2006 - TMNG Global (Nasdaq: TMNG), a leading provider of management consulting services to the global communications, media and entertainment industries, today announced it received a Nasdaq Staff Determination Letter on November 15, 2006 indicating the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires the Company to file with the Nasdaq Stock Market copies of all reports filed or required to be filed with the SEC, and that the Company's common stock is therefore subject to delisting from the Nasdaq Stock Market. TMNG anticipated receipt of this notice because, as previously disclosed, the ongoing Special Committee review of historical stock option grant practices and related accounting has caused the Company to delay the filing of its Form 10-Q for the period ended September 30, 2006.

In accordance with Nasdaq procedures, TMNG plans to request an oral hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and to present that panel with a plan for making all required filings and regaining compliance with the Nasdaq listing requirements. The request for a hearing will stay the delisting action referenced in the Staff Determination Letter until the Listing Qualifications Panel renders its decision. Pending the issuance of the Panel's decision subsequent to the hearing, the Company's shares will continue


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to trade on The Nasdaq Global Market under the symbol TMNG.  There can be no assurance the Panel will grant the Company's request for continued listing, and thus no assurance that the Company's common stock will not be delisted from the Nasdaq Stock Market.

TMNG intends to file its Form 10-Q as soon as practicable following the completion of the Special Committee review.

About TMNG Global
The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of professional services to the converging communications industry and the financial services firms that support it. With more than 400 consultants worldwide, TMNG Global's clients include communications service providers, entertainment, media and technology companies, and financial services firms. Founded in 1990, TMNG Global has provided strategic and management consulting, as well as managed services, to more than 1000 clients worldwide, including all the Fortune 500 telecommunications companies. The company is headquartered in Overland Park, Kansas, with offices in Berlin, Boston, Chicago, London, New
York, Dallas, Shanghai and Washington, D.C. TMNG Global can be reached at 1.888.480.TMNG (8664) or online at http://www.tmng.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding the Nasdaq Staff Determination Letter, the requested hearing, and the Company's plan to regain compliance with Nasdaq listing requirements and its intention to file its third quarter 2006 Form 10-Q are subject to the Special Committee's review and other known and unknown risks, uncertainties, and contingencies. Factors that might affect actual results, performance, or achievements include, among other things, the outcome of the requested Nasdaq hearing, the outcome timing and impact of the Special Committee's review, the conclusions of the Special Committee resulting from that review, any adverse tax or accounting adjustments resulting from that review, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company's services, and technological advances and competitive factors in the markets in which the Company competes. In addition to the matters discussed in this press release, risks and uncertainties are described from time to time in TMNG's filings with the Securities and Exchange Commission.

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